DEATH BENEFIT OPTION 1


Development of Policy Value

--------------------------------------------------------------------------------------------------------------------

 (A)  Policy Value at the End of Year 4, Month 12                                                        $ 13,092.60

 (B)  Plus Premium Paid in Year 5                                                                           4,000.00

 (C)  Minus Premium Load                                                                                      239.55
      [(2.75% * $3,577.50) + (0.75% * $422.50)] + [(1.25% + 2.20%) * $4,000]1
                                                                                                    -----------------

 (D)  Policy Value at the Beginning of Year 5, Month 1                                                   $ 16,853.05
      [ A + B - C ]

 (E)  Minus COI Charges                                                                                        65.61
      (Net Amount of Risk2 divided by 1,000) times COI rate

 (F)  Minus Monthly Administrative Charge 10.00

 (G)  Minus Asset Based Charge 9.78 [ A * 0.00747]

 (H)  Plus Investment Return 3 70.05 [ ( D - E - F - G ) * ((1+0.0513)^(1/12)-1)
      ]
                                                                                                    -----------------

 (I)  Policy Value at the End of Year 5, Month 1                                                         $ 16,837.71
      [ D - E - F - G + H ]

--------------------------------------------------------------------------------
1    (Sales Load + DAC Tax + Premium Tax) times Premium
2 [Death Benefit at Beginning of Month divided by NAR factor (1.03^1/12)] less Cash Value at Beginning of Month
3 Hypothetical Gross Investment Return of 6.00% less the Investement Management Fee of 0.87% equals the Net Investment Return of 5.13%




Development of Surrender Value

--------------------------------------------------------------------------------

 (J)  Policy Value at the End of Year 5, Month 1                    $ 16,837.71

 (K)  Less Surrender Charge 4,130.74 (see calculation below)
                                                                 ---------------

 (L)  Surrender Value at the End of Year 5, Month 1                 $ 12,706.97
      [ J - K ]




Calculation of Surrender Charge

 (1)  Target Premium * Target Premium Factor                         $ 7,155.00

 (2)  Contingent Deferred Sales Load                                     0.4725

 (3)  Face Amount                                                    250,000.00

 (4)  Surrender Charge Percentage                                          100%
                                                                 ---------------

 (5)  Contingent Deferred Sales Charge                               $ 3,380.74

 (6)  Contingent Deferred Administrative Charge                          750.00

 (7)  Surrender Charge                                               $ 4,130.74



Development of Death Benefit

--------------------------------------------------------------------------------

 (M)  Policy Value at the End of Year 5, Month 1             $ 16,837.71

 (N) Applicable Percentage 1.91
                                                         ----------------

 (O)  Minimum Death Benefit                                  $ 32,160.03
      [ M * N ]

 (P)  Death Benefit 250,000.00
                                                         ----------------

 (Q)  Death Benefit at the End of Year 5, Month 1           $ 250,000.00
      [ Maximum of O and P ]



Monthly Progression of Year 5 Values

--------------------------------------------------------------------------------------------------------------------------------


                    End of                                       Beginning                Monthly       Asset           End of
               Prior Month         Premium        Premium         of Month         COI      Admin       Based            Month
  Month       Policy Value            Paid           Load     Policy Value      Charge     Charge      Charge     Policy Value
--------------------------------------------------------------------------------------------------------------------------------
    1          $ 13,092.60      $ 4,000.00       $ 239.55      $ 16,853.05      $65.61     $10.00      $ 9.78      $ 16,837.71
    2            16,837.71               -              -        16,837.71      $65.62     $10.00      $12.58      $ 16,819.49
    3            16,819.49               -              -        16,819.49      $65.62     $10.00      $12.56      $ 16,801.20
    4            16,801.20               -              -        16,801.20      $65.63     $10.00      $12.55      $ 16,782.84
    5            16,782.84               -              -        16,782.84      $65.63     $10.00      $12.54      $ 16,764.42
    6            16,764.42               -              -        16,764.42      $65.64     $10.00      $12.52      $ 16,745.92
    7            16,745.92               -              -        16,745.92      $65.64     $10.00      $12.51      $ 16,727.36
    8            16,727.36               -              -        16,727.36      $65.65     $10.00      $12.50      $ 16,708.73
    9            16,708.73               -              -        16,708.73      $65.65     $10.00      $12.48      $ 16,690.03
   10            16,690.03               -              -        16,690.03      $65.66     $10.00      $12.47      $ 16,671.26
   11            16,671.26               -              -        16,671.26      $65.66     $10.00      $12.45      $ 16,652.43
   12            16,652.43               -              -        16,652.43      $65.67     $10.00      $12.44      $ 16,633.52

--------------------------------------------------------------------

                             End of                         End of
                              Month                          Month
                  Face        Death      Surrender       Surrender
  Month         Amount      Benefit         Charge           Value
-------------------------------------------------------------------
    1         $250,000     $250,000      $4,130.74      $12,706.97
    2         $250,000     $250,000      $4,130.74       12,688.75
    3         $250,000     $250,000      $4,130.74       12,670.46
    4         $250,000     $250,000      $4,130.74       12,652.10
    5         $250,000     $250,000      $4,130.74       12,633.68
    6         $250,000     $250,000      $4,130.74       12,615.18
    7         $250,000     $250,000      $4,130.74       12,596.62
    8         $250,000     $250,000      $4,130.74       12,577.99
    9         $250,000     $250,000      $4,130.74       12,559.29
   10         $250,000     $250,000      $4,130.74       12,540.52
   11         $250,000     $250,000      $4,130.74       12,521.69
   12         $250,000     $250,000      $4,130.74       12,502.78

DEATH BENEFIT OPTION 2


Development of Policy Value

--------------------------------------------------------------------------------------------------------------------

 (A)  Policy Value at the End of Year 4, Month 12                                                        $ 12,984.77

 (B)  Plus Premium Paid in Year 5                                                                           4,000.00

 (C)  Minus Premium Load                                                                                      239.55
      [(2.75% * $3,577.50) + (0.75% * $422.50)] + [(1.25% + 2.20%) * $4,000]1
                                                                                                    -----------------

 (D)  Policy Value at the Beginning of Year 5, Month 1                                                   $ 16,745.22
      [ A + B - C ]

 (E)  Minus COI Charges                                                                                        70.36
      (Net Amount of Risk2 divided by 1,000) times COI rate

 (F)  Minus Monthly Administrative Charge 10.00

 (G)  Minus Asset Based Charge 9.70 [ A * 0.00747]

 (H)  Plus Investment Return 3 69.58 [ ( D - E - F - G ) * ((1+0.0513)^(1/12)-1)
      ]
                                                                                                    -----------------

 (I)  Policy Value at the End of Year 5, Month 1                                                         $ 16,724.74
      [ D - E - F - G + H ]

--------------------------------------------------------------------------------
1    (Sales Load + DAC Tax + Premium Tax) times Premium
2 [Death Benefit at Beginning of Month divided by NAR factor (1.03^1/12)] less Cash Value at Beginning of Month
3 Hypothetical Gross Investment Return of 6.00% less the Investement Management Fee of 0.87% equals the Net Investment Return of 5.13%



Development of Surrender Value

--------------------------------------------------------------------------------

 (J)  Policy Value at the End of Year 5, Month 1                  $ 16,724.74

 (K)  Less Surrender Charge 4,130.74 (see calculation below)
                                                                --------------

 (L)  Surrender Value at the End of Year 5, Month 1               $ 12,594.00
      [ J - K ]




Calculation of Surrender Charge

 (1)  Target Premium * Target Premium Factor                       $ 7,155.00

 (2)  Contingent Deferred Sales Load                                   0.4725

 (3)  Face Amount                                                  250,000.00

 (4)  Surrender Charge Percentage                                        100%
                                                                --------------

 (5)  Contingent Deferred Sales Charge                             $ 3,380.74

 (6)  Contingent Deferred Administrative Charge                        750.00

 (7)  Surrender Charge                                             $ 4,130.74



Development of Death Benefit

--------------------------------------------------------------------------------

 (M)  Policy Value at the End of Year 5, Month 1               $ 16,724.74

 (N) Applicable Percentage 1.91
                                                           ----------------

 (O)  Minimum Death Benefit                                    $ 31,944.25
      [ M * N ]

 (P)  Death Benefit 266,724.74
                                                           ----------------

 (Q)  Death Benefit at the End of Year 5, Month 1             $ 266,724.74
      [ Maximum of O and P ]




Monthly Progression of Year 5 Values

---------------------------------------------------------------------------------------------------------------------------------


                    End of                                       Beginning                Monthly       Asset           End of
               Prior Month         Premium        Premium         of Month         COI      Admin       Based            Month
  Month       Policy Value            Paid           Load     Policy Value      Charge     Charge      Charge     Policy Value
---------------------------------------------------------------------------------------------------------------------------------
    1          $ 12,984.77      $ 4,000.00       $ 239.55      $ 16,745.22      $70.36     $10.00      $ 9.70      $ 16,724.74
    2            16,724.74               -              -        16,724.74      $70.36     $10.00      $12.49      $ 16,701.37
    3            16,701.37               -              -        16,701.37      $70.36     $10.00      $12.48      $ 16,677.92
    4            16,677.92               -              -        16,677.92      $70.36     $10.00      $12.46      $ 16,654.39
    5            16,654.39               -              -        16,654.39      $70.36     $10.00      $12.44      $ 16,630.78
    6            16,630.78               -              -        16,630.78      $70.36     $10.00      $12.42      $ 16,607.09
    7            16,607.09               -              -        16,607.09      $70.36     $10.00      $12.41      $ 16,583.32
    8            16,583.32               -              -        16,583.32      $70.36     $10.00      $12.39      $ 16,559.46
    9            16,559.46               -              -        16,559.46      $70.36     $10.00      $12.37      $ 16,535.52
   10            16,535.52               -              -        16,535.52      $70.36     $10.00      $12.35      $ 16,511.50
   11            16,511.50               -              -        16,511.50      $70.36     $10.00      $12.33      $ 16,487.40
   12            16,487.40               -              -        16,487.40      $70.36     $10.00      $12.32      $ 16,463.22


----------------------------------------------------------------------

                               End of                         End of
                                Month                          Month
                    Face        Death      Surrender       Surrender
  Month           Amount      Benefit         Charge           Value
---------------------------------------------------------------------
    1           $250,000     $266,725      $4,130.74      $12,594.00
    2           $250,000     $266,701      $4,130.74       12,570.63
    3           $250,000     $266,678      $4,130.74       12,547.18
    4           $250,000     $266,654      $4,130.74       12,523.65
    5           $250,000     $266,631      $4,130.74       12,500.04
    6           $250,000     $266,607      $4,130.74       12,476.35
    7           $250,000     $266,583      $4,130.74       12,452.58
    8           $250,000     $266,559      $4,130.74       12,428.72
    9           $250,000     $266,536      $4,130.74       12,404.78
   10           $250,000     $266,512      $4,130.74       12,380.76
   11           $250,000     $266,487      $4,130.74       12,356.66
   12           $250,000     $266,463      $4,130.74       12,332.48